Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Achieve Life Sciences, Inc. (the “Company”) of our report dated March 10, 2022 relating to the consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

March 10, 2022